UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2014

CAPSTONE FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54905	46-0684479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 Michelson Dr., Suite 700
Irvine, California 92612
(Address of Principal Executive Offices, including zip code)

1 (866) 798-4478
(Registrant’s telephone number, including area code)

Copies of Communications to:
Stoecklein Law Group, LLP
Columbia Center
401 West A Street, Suite 1150
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

As previously reported on Form 8-K Item 1.01 filed on December 13, 2013, Capstone Financial Group, Inc. (the “Company”) entered into a reverse triangular merger by and among Capstone Sub Co (“Sub Co.), a Nevada corporation and a wholly owned subsidiary of the Company, and Capstone Affluent Strategies, Inc. (“Affluent”), a California Corporation (together the “Parties”), Capstone Sub Co and Affluent being the constituent entities in the merger. Pursuant to the terms of the merger, Sub Co merged with Affluent wherein Sub Co ceased to exist and Affluent became our wholly owned subsidiary of the Company.

As previously reported on Form 8-K Item 2.01 filed on January 16, 2014, the merger was completed on January 15, 2014.

On May 14, 2014, the Parties mutually agreed to rescind the merger agreement and abandon the merger, effective immediately. The parties signed a Rescission Letter Agreement on May 14, 2014. As a result of rescission, the merger agreement is void and of no effect, without any liability on the part of the parties. A copy of the Rescission Letter is attached herewith as Exhibit 10.1.

Item 9.01                      Exhibits.

Exhibit Number	Description
10.1	Rescission Letter Agreement – Dated May 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE FINANCIAL GROUP, INC.

By: /S/ Darin Pastor
Darin Pastor, CEO
Date:  May 15, 2014